Exhibit 23.2


CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


To the Stockholders and Board of Directors
Telco-Technology, Inc.
Closter, New Jersey

We hereby consent to the incorporation by reference in this Registration statement on Form S-8 our report dated January 31, 2003 relating to the financial statements, which appears in the Registrant's Form 10-KSB for the two years ended December 31, 2002.


/s/ Malone & Bailey, PLLC
Malone & Bailey, PLLC


www.malone-bailey.com



Houston, Texas

December 9, 2003